EXHIBIT II

Joint Filing Agreement

THIS JOINT FILING AGREEMENT is entered into as of April 7, 2026, by and among the parties signatories hereto. The undersigned hereby agree that the Statement on Schedule 13G with respect to the shares of Class A Common Stock, par value $0.0001 per share, of Finance of America Companies Inc. is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

April 7, 2026
Date

Beach Point Capital Management LP
/s/ David Rosenblum
Signature

David Rosenblum, General Counsel
Name/Title

April 7, 2026
Date

Beach Point GP LLC
/s/ David Rosenblum
Signature

David Rosenblum, General Counsel
Name/Title